EXHIBIT 24.1

HORMEL FOODS CORPORATION

POWER OF ATTORNEY

The undersigned director and/or officer of Hormel Foods Corporation, a Delaware corporation (the “Company”), does hereby make, constitute and appoint Jeffrey M. Ettinger, John F. Ghingo, Paul R. Kuehneman, and Colleen R. Batcheler and each or any one of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement on Form S-8 and all amendments, including post-effective amendments, thereto, and all documents relating thereto, in each case, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of the securities of said Company covered by the Registration Statement, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	Interim Chief Executive Officer and Director	January 27, 2026
Jeffrey M. Ettinger	(Principal Executive Officer)

/s/ Scott Aakre	Director	January 27, 2026
Scott Aakre

/s/ Gary C. Bhojwani	Director	January 27, 2026
Gary C. Bhojwani

/s/ John F. Ghingo	Director and President	January 27, 2026
John F. Ghingo

/s/ Stephen M. Lacy	Director	January 27, 2026
Stephen M. Lacy

/s/ Elsa A. Murano	Director	January 27, 2026
Elsa A. Murano

/s/ William A. Newlands	Director	January 27, 2026
William A. Newlands

/s/ Christopher J. Policinski	Director	January 27, 2026
Christopher J. Policinski

/s/ Debbra L. Schoneman	Director	January 27, 2026
Debbra L. Schoneman

/s/ Sally J. Smith	Director	January 27, 2026
Sally J. Smith

/s/ Steven A. White	Director	January 27, 2026
Steven A. White

/s/ Michael P. Zechmeister	Director	January 27, 2026
Michael P. Zechmeister